NG ADVANTAGE LLC
COMMON UNIT PURCHASE AGREEMENT
This Common Unit Purchase Agreement (this “Agreement”) is dated as of October 1, 2018, by and among NG Advantage LLC, a Delaware limited liability company (the “Company”), Clean Energy, a California corporation (“Clean Energy”), and the other persons and entities (if any) listed on the Schedule of Investors attached hereto as Schedule A (the “Schedule of Investors,” and Clean Energy and each such person or entity, an “Investor,” and Clean Energy and all such persons and entities collectively, the “Investors”)). The Company and each Investor hereby agree as follows:
SECTION 1
AUTHORIZATION, SALE AND ISSUANCE

a.	Authorization.
The Company shall, prior to the Initial Closing (as defined below), authorize the sale and issuance of up to 1,240,789 of the Company’s Common Units (as defined in the Operating Agreement (as defined below)) (the “Units”), which Units shall have the rights, privileges, preferences and restrictions set forth in the Amended and Restated Limited Liability Company Operating Agreement of the Company dated July 14, 2017, as subsequently amended on February 28, 2018 and on or about the date hereof (such amendment dated on or about the date hereof, the “Operating Agreement Amendment,” and such agreement, as so amended to date, the “Operating Agreement”).

b.	Sale and Issuance of Units.
Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at a Closing, and the Company agrees to sell and issue to each Investor, the number of Units set forth opposite such Investor’s name on the Schedule of Investors at a cash purchase price of $5.00 per unit (the “Per Unit Purchase Price”, and the Per Unit Purchase Price multiplied by the number of Units purchased by an Investor hereunder, such Investor’s “Purchase Price”). The Company’s agreement with each Investor herein is a separate agreement, and the sale and issuance of the Units to each Investor is a separate sale and issuance.
SECTION 2
CLOSING AND DELIVERY

2.1	Initial Closing.
The purchase, sale and issuance of the Units being purchased by and sold to Clean Energy (the “Initial Closing”) shall take place on the date hereof at the offices of Clean Energy, located at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660.

2.2	Right to Participate; Subsequent Closing.
(a)The Company shall grant to each Eligible Member (as defined below) the right to purchase up to its Pro Rata Portion of the Units for the Per Unit Purchase Price and on the other terms and conditions of this Agreement (the “Right to Participate”). An Eligible Member’s “Pro Rata Portion” shall equal (i) the ratio of (A) the number of Common Units held by such Eligible Member immediately prior to the Initial Closing to (B) the total number of Common Units outstanding immediately prior to the Initial Closing, multiplied by (ii) 1,870,388. For purposes of this Agreement, (x) the “Eligible Members” shall consist of all holders of Common Units as of the Initial Closing except for: (1) Clean Energy, (2) Tom and Mary Evslin, who have waived any ability to exercise their Right to Participate as a condition to Clean Energy’s entry into this Agreement, and (3) any such holder that is not an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).
(b)    As soon as practicable following the Initial Closing, the Company shall deliver to each Eligible Member the disclosure materials in substantially the form attached hereto, and with such changes thereto as the Company and Clean Energy shall reasonably agree (the “Disclosure Materials”), which describe the terms of this Agreement pursuant to which the Units are being issued and sold and certain other information about the Company and the Units. Each Eligible Member shall have twenty (20) days (the “Election Period”) after delivery to such Eligible Member of the Disclosure Materials to deliver to the Company a written notice in substantially the form of the Non-Binding Expression of Intent included in the Disclosure Materials indicating such Eligible Member’s interest in purchasing up to its Pro Rata Portion of the Units (each such interested Eligible Member, an “Interested Member”) and the specific number of Units (up to its Pro Rata Portion) it is interested in purchasing. After the end of the Election Period, the Company shall deliver to each Interested Member a copy of this Agreement, together with a blank counterpart signature page hereto for such Interested Member to sign. Each Interested Member shall have ten (10) days (the “Decision Period”) after delivery to such Interested Member of a copy of this Agreement and such blank counterpart signature page to deliver to the Company such counterpart signature page fully executed by such Interested Member (an Interested Member who so executes and delivers a counterpart signature page hereto, a “Participating Member”). Upon delivering such executed counterpart signature page to the Company, each Participating Member shall become a party to this Agreement and shall thereby have all rights and obligations as an Investor hereunder.
(c)    The purchase, sale and issuance of any Units being purchased by and sold to the Participating Members (the “Subsequent Closing”) shall take place at such specific date and time as the Company and Clean Energy shall determine; provided that the Subsequent Closing shall not occur earlier than the end of the Decision Period or later than thirty-five (35) days after the date of the Initial Closing, at the offices of Clean Energy, located at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660. From and after a Participating Member’s execution and delivery to the Company of its counterpart signature page hereto, (i) each Participating Member that purchases Common Units in the Subsequent Closing shall be considered an “Investor” for purposes of this Agreement, and any Common Units so purchased by such Participating Member shall be considered “Units“ for purposes of this Agreement, and (ii) Schedule A to this Agreement shall be updated by the Company without the consent of any Investor or other party to reflect the number of Common Units purchased in the Subsequent Closing and the Participating Members purchasing such Common Units. As used herein, the term “Closing” shall apply to each closing conducted under this Agreement unless otherwise specified.

2.3	Issuance and Delivery.
At each Closing, (a) the Company shall issue and deliver to each Investor purchasing Units at such Closing the Units being so purchased, and shall update the Company’s unit ledger and all other applicable books and records to reflect such issuance, and (b) each Investor purchasing Units at such Closing shall deliver to the Company its Purchase Price for such Units as set forth in the column designated “Purchase Price” opposite such Investor’s name on the Schedule of Investors, in immediately available U.S. dollars, by wire transfer to the account of the Company pursuant to the instructions attached.
SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to each Investor, as of the date hereof and as of the Initial Closing (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), as follows:

3.1	Organization, Good Standing and Qualification.
The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite limited liability company power and authority to own and operate its properties and assets, to carry on its business as presently conducted and as proposed to be conducted, to execute and deliver this Agreement, to issue and sell the Units and to perform its obligations pursuant to this Agreement and the Operating Agreement. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s condition, assets, properties, operating results, business or prospects, financially or otherwise, as now conducted and as proposed to be conducted (a “Material Adverse Effect”).

3.2	Capitalization.
(a)    After effectiveness of the Operating Agreement Amendment and immediately prior to the Initial Closing, the authorized units representing Membership Rights (as defined in the Operating Agreement) in the Company (such units referred to herein as “membership units”) will consist of (i) a number of Common Units equal to 5,530,993 plus (A) the number of Units actually issued and sold pursuant to this Agreement, (B) the number of CLNE BP Units (as defined in the Operating Agreement), and (C) the number of Common Units that may be issued or issuable to Clean Energy pursuant to Section 9.1 of this Operating Agreement, of which no Common Units are issued and outstanding, and (ii) 492,418 Series A Preferred Units (as defined in the Operating Agreement), of which 492,418 Series A Preferred Units are issued and outstanding.
(b)    The outstanding Common Units and Series A Preferred Units have been duly authorized and validly issued in compliance with applicable laws, are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws, or pursuant to valid exemptions therefrom.
(c)    As of the Initial Closing, the Company has reserved:
(i)    the Units for issuance pursuant to this Agreement;
(ii)    715,847 Common Units authorized for issuance upon conversion of the Series A Preferred Units;
(iii)    Common Units authorized for issuance as CLNE BP Units, in such number as may be issued in accordance with the terms of the BP Unit Issuance Agreement (as defined in the Operating Agreement);
(iv)    314,296 Common Units authorized for issuance to employees, consultants and directors pursuant to the Company’s 2013 Unit Option Plan (the “2013 Plan”), under which options to purchase 229,796 Common Units are outstanding as of the date of this Agreement (the “Outstanding Options”); and
(v)    299,220 Common Units authorized for issuance pursuant to certain warrants to purchase Common Units of the Company that are outstanding as of the date of this Agreement (the “Outstanding Warrants”).
(d)    The Units, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Units will be free of any liens or encumbrances, other than any liens or encumbrances created by the Investor purchasing such Units; provided, however, that the Units are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein, in the Operating Agreement and in the Amended and Restated Right of First Offer and Co-Sale Agreement, dated as of October 14, 2014, among the Company, Clean Energy and the additional individuals and entities listed on Exhibit A and Exhibit B thereto (the “Right of First Offer and Co-Sale Agreement”). Except as set forth in the Operating Agreement or the Right of First Offer and Co-Sale Agreement, the Units are not subject to any preemptive rights or rights of first offer.
(e)    Except for the rights provided pursuant to the Operating Agreement, the Right of First Offer and Co-Sale Agreement or as otherwise described in this Agreement, the Outstanding Options and the Outstanding Warrants, there are no options, warrants, other rights (including conversion or preemptive rights) or agreements to purchase any of the Company’s authorized and unissued membership units.

3.3	Authorization.
All limited liability company action on the part of the Company and its managers, officers and members necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Units, and the performance of all of the Company’s obligations under this Agreement, has been taken or will be taken prior to the Initial Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.4	Governmental Consents.
No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any court, governmental authority or third party on the part of the Company is required in connection with the valid execution and delivery of this Agreement by the Company, the offer, sale or issuance of the Units, or the performance by the Company of its obligations under this Agreement, except (a) the filing of such notices as may be required under the Securities Act and (b) such filings as may be required under applicable state securities laws, each of which will be timely filed within the applicable periods therefor.

3.1	Offering.
Subject to the accuracy of the Investors’ representations and warranties in Section 4, the offer, sale and issuance of the Units in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.2	Compliance.
The Company is not in violation of its Certificate of Formation as in effect on the date hereof or any term of the Operating Agreement, or, in any material respect, of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound. To the best of the Company’s knowledge, the Company is not in violation of any federal, state or local statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof applicable to the Company, the conduct of its business or its properties. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations pursuant to, and consummation of the transactions contemplated by, this Agreement, and the sale and issuance of the Units, will not (a) result in any violation of, or conflict with, or constitute, with or without the passage of time and giving of notice, a default under, or constitute an event that could entitle any counterparty or other third party to exercise any additional rights under or result in the acceleration of the maturity of any material indebtedness of the Company or the performance of any obligation of the Company under, the Company’s Certificate of Formation or its Operating Agreement or any such mortgage, indebtedness, indenture, contract, agreement, instrument, judgment order or decree, (b) result in the violation of, or conflict with, any federal or state statute, rule or regulation applicable to the Company or its properties, (c) constitute an event that results in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, or (d) constitute an event that results in the suspension, revocation, impairment, forfeiture or nonrenewal of any material franchise, permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.3	No “Bad Actor” Disqualification Events.
The Company has exercised reasonable care, in accordance with the rules and guidance of the SEC to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering of the Units, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Units; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Units (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any such Solicitor.

3.4	Disclosure.
The Company has fully provided each Investor with all the information necessary for such Investor to decide whether to purchase the Units. Neither this Agreement, nor any other statements or certificates made or delivered in connection herewith, contains any untrue statement of a material fact or, to the best of the Company’s knowledge, omits to state a material fact necessary to make the statements herein or therein not misleading, in light of the circumstances in which they were made. With respect to any projections of the Company’s future operations provided by the Company to the Investor, the Company represents that such projections were prepared in good faith and that the Company believes there is a reasonable basis for such projections.
SECTION 4
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
Each Investor hereby, severally and not jointly, represents and warrants to the Company, as of the date hereof and as of the Closing in which such Investor purchases Units hereunder (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), as follows:

4.1	No Registration.
The Investor understands that the offer and sale of the Units have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.2	Investment Intent.
The Investor is acquiring the Units for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Units.

4.3	Investment Experience.
The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that it can protect its own interests. The Investor has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Company.

a.	Speculative Nature of Investment.
The Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Units for an indefinite period of time and to suffer a complete loss of its investment hereunder.

b.	Accredited Investor.
The Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

c.	Residency.
The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Investors.

d.	Rule 144.
The Investor acknowledges that the Units must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of securities purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of securities being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor understands that the current public information about the Company referred to above is not now available, and the Company has no present plans to make such information available. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Units, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. The Investor acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Units. The Investor understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

e.	No Public Market.
The Investor understands and acknowledges that no public market now exists for the Units or any other securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for such securities.

f.	Authorization.
(a)    The Investor has all requisite power (if the Investor is an entity) or legal capacity (if the Investor is a natural person) and authority to execute and deliver this Agreement and to perform its obligations pursuant to this Agreement. If the Investor is an entity, all corporate or other applicable action on the part of such Investor necessary for the authorization, execution, delivery and performance of this Agreement by such Investor, and the performance of all of such Investor’s obligations under this Agreement, has been taken or will be taken prior to the Closing in which such Investor purchases Units hereunder.
(b)    This Agreement, when executed and delivered by the Investor, will constitute the valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies or by general principles of equity.
(c)    No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any court, governmental authority or third party on the part of the Investor is required in connection with the valid execution and delivery of this Agreement by such Investor or the performance by such Investor of its obligations under this Agreement

g.	Legends.
The Investor understands and agrees that any certificates evidencing the Units, or any other securities issued in respect of the Units upon any unit split, unit dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by this Agreement or under applicable state securities laws):
“THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”
SECTION 5
CONDITIONS TO INVESTORS’ OBLIGATIONS TO CLOSE
Each Investor’s obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or before the Closing in which such Investor purchases Units hereunder of each of the following conditions, in each case unless waived by such Investor:

5.1	Representations and Warranties.
The representations and warranties made by the Company in Section 3 shall be true and correct as of the date of the Initial Closing with the same force and effect as though such representations and warranties had been made as of such date.

5.2	Covenants.
The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to such Closing.

5.3	State Securities Laws.
The Company shall have obtained all permits and qualifications required by state securities laws, or have the availability of exemptions therefrom, for the offer and sale of the Units.

5.4	Operating Agreement Amendment.
The Operating Agreement Amendment shall have been duly authorized, executed and delivered by the members holding sufficient membership units to make such amendment effective, and the Operating Agreement (as so amended) shall be in full force and effect.

5.5	Permits, Qualifications and Consents.
All permits, authorizations, approvals or consents of, or filings with or notices to, any federal, state or local governmental authority or regulatory body of the United States or any other third party that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be duly obtained or made and shall be effective as of such Closing, except solely for those which are to be obtained or made after such Closing, all of which shall be obtained or made by the Company by the applicable deadlines therefor.

5.6	Proceedings and Documents.
All limited liability company and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Clean Energy and its counsel, and Clean Energy or its counsel shall have received all such counterpart original and certified or other copies of such other documents as any of them may reasonably request.

5.7	Waiver of Rights.
At or prior to the Initial Closing, the Company, its managers and all then-current members of the Company shall have taken all action to fully waive any rights of first offer, preemptive rights or any other rights in connection with the sale and issuance of the Units hereunder.
SECTION 6
CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE
The Company’s obligation to sell and issue the Units at each Closing is subject to the fulfillment on or before such Closing of the following conditions, unless waived by the Company:

6.1	Representations and Warranties.
The representations and warranties made by each Investor purchasing Units in such Closing in Section 4 shall be true and correct when made and shall be true and correct as of the date of the Closing with the same force and effect as though such representations and warranties had been made as of such date.

6.2	Covenants.
Each Investor purchasing Units in such Closing shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by such Investor on or prior to the date of the Closing.
SECTION 7
MISCELLANEOUS

7.1	Amendment.
Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived other than by a written instrument signed by the Company and Investors holding a majority of the Common Units issued pursuant to this Agreement (which, in all cases, shall include Clean Energy); provided, however, that if any amendment or waiver operates in a manner that treats any specific Investor differently than other similarly situated Investors, the consent of such Investor shall also be required for such amendment or waiver. Any such amendment or waiver effected in accordance with this Section 7.1 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities. Each Investor acknowledges that by the operation of this Section 7.1, the holders of a majority of the Units issued pursuant to this Agreement and then outstanding will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

7.2	Notices.
All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:
(a)    if to Clean Energy, to the attention of the Sr. Vice President, Corporate Transactions, and Chief Legal Officer of Clean Energy at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, or at nate.jensen@cleanenergyfuels.com (email address), and if to any other Investor, to the Investor’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with this Section 7.2; and
(b)    if to the Company, to the attention of the Chief Executive Officer of the Company at 480 Hercules Drive, Colchester, Vermont 05446, or at rbiasetti@ngadvantage.com (email address).
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

7.3	Governing Law.
This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

7.4	Expenses.
The Company shall pay all fees, expenses and costs incurred by the Company and Clean Energy in connection with the transactions contemplated by this Agreement (including the fees and expenses of counsel to Clean Energy). All other Investors shall pay their own fees and expenses in connection with the transactions contemplated by this Agreement (including the fees and expenses of counsel to any such Investor).

7.5	Survival; Indemnification.
(a)    The representations, warranties, covenants and agreements made in this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be effected by any investigation made by or on behalf of any party hereto.
(b)    The Company shall indemnify and hold harmless each Investor and each of its directors, officers, stockholders, affiliates, agents and representatives from and against and in respect of any and all actions, causes of action, suits, proceedings, claims, appeals, demands, assessments, judgment, losses, damages, liabilities, interest, fines, penalties, costs and expenses (including, without limitation, attorneys’ fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection therewith), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Company made in this Agreement or any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby or thereby.

7.6	Successors and Assigns.
This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any party without the prior written consent of the other party, except for any such assignment, transfer, delegation or sublicense by any Investor to any of its Permitted Transferees (as defined in the Operating Agreement). Any attempt by any party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, assigns, heirs, executors and administrators any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.7	Entire Agreement.
This Agreement, including the exhibits attached hereto and the other documents referred to herein, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.8	No Waiver.
Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

7.9	Remedies.
In addition to being entitled to exercise all rights provided herein or granted by applicable law, each party hereto acknowledges and agrees that monetary damages may not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for any such breach or threatened breach hereunder. All remedies, either under this Agreement or by applicable law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative and a party’s exercise of any such remedy will not constitute a waiver of such party’s right to assert any other legal remedy available to it.

7.10	Severability.
If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.11	Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.12	Telecopy Execution and Delivery.
A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto shall execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.13	Jurisdiction; Venue.
Each of the parties hereto hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement. Each of the parties hereto also agrees that the jurisdiction over the person of such parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 7.2 or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

7.14	Titles and Subtitles.
The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

7.15	Further Assurances.
Each party hereto shall execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Agreement.

7.16	Jury Trial.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.
[Signature Pages Follow]

The parties are signing this Common Unit Purchase Agreement as of the date first written above.

NG ADVANTAGE LLC a Delaware limited liability company
By /s/ Tom Evslin Name: Tom Evslin Title: Chairman

The parties are signing this Common Unit Purchase Agreement as of the date first written above.

CLEAN ENERGY a California corporation
By: /s/ Barclay F. Corbus Name:Barclay F. Corbus Title: Senior Vice President, Strategic Development

The undersigned is signing this Common Unit Purchase Agreement as of November 6, 2018.

[Complete if Investor is an Entity:]	JAZFund, LLC [Print Complete Name of Entity]
By: /s/ Eugne J. Zimon [Signature of Authorized Person] Eugene J. Zimon [Name of Signatory] Manager [Title of Signatory]

[Complete if Investor is an Individual:]	_____________________________________ [Print Complete Name of Individual]
_____________________________________ [Signature of Individual]

SCHEDULE A
SCHEDULE OF INVESTORS
Initial Closing: October 1, 2018

Investor	Number of Common Units	Purchase Price
Clean Energy	1,000,001	$5,000,005
4675 MacArthur Court, Suite 800 Newport Beach, California 92660 Attn: SVP Corporate Transactions & Chief Legal Officer Email: nate.jensen@cleanenergyfuels.com

Total:	1,000,001	$5,000,005

Subsequent Closing: November 6, 2018

Investor	Number of Common Units	Purchase Price
JAZFund, LLC	1,000	$5,000
P.O. Box 1907 Duxbury, MA 02331 Attn: Eugene Zimon, Manager, JAZFund, LLC Email: ezimon@comcast.net

Total:	1,000	$5,000

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